Exhibit 10(k)

KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT, made and entered into this          day of                 , 2000, by and between ALBERTO-CULVER COMPANY, a Delaware corporation with its principal office located at 2525 Armitage Avenue, Melrose Park, Illinois 60160 (herein called the “Corporation”), and the key executive (herein called the “Executive”) designated on Exhibit A attached hereto and made a part hereof, which has been executed by the parties;

W I T N E S S E T H:

WHEREAS, the Executive has been employed by the Corporation or one or more of its Subsidiaries;

WHEREAS, the Corporation greatly values the efforts and abilities of the Executive and considers him a member of a select management group of the Corporation and its Subsidiaries;

WHEREAS, the Corporation desires to retain the valuable services of the Executive and reasonably induce him to remain in the employment of the Corporation or its Subsidiaries until his Retirement;

NOW, THEREFORE, in consideration of the Executive’s services heretofore performed and to be performed in the future as well as the mutual covenants herein contained, the parties hereby agree as follows:

1. Definitions. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below for the purposes of this Agreement:

1.1 “Agreement” shall mean this Key Executive Deferred Compensation Agreement.

1.2 “Committee” shall mean the committee appointed by the Board of Directors of the Corporation to administer the arrangements provided in this Agreement.

1.3 “Subsidiary” shall mean any subsidiary corporation, at least fifty percent (50%) of the issued and outstanding voting stock and at least fifty percent (50%) of the issued and outstanding non-voting stock of which is owned by the Corporation.

1.4 “Retirement Age” shall mean the date on which the Executive attains the retirement age set forth on Exhibit A attached hereto and made a part hereof, at which time the Executive shall retire from the service of the Corporation or the Subsidiary with which he is employed unless the continuance of his service with the Corporation or any Subsidiary is requested by the Chief Executive Officer of the Corporation (“CEO”), in which event the Executive’s Retirement Age shall be such date as is specified by the CEO, but not beyond two (2) years following the Retirement Age set forth on Exhibit A hereto.

1.5 “Retirement” shall mean the event on which the Executive retires from service with the Corporation and all of its Subsidiaries at or following this Retirement Age.

1.6 “Retirement Date” shall mean the date of the Executive’s Retirement.

1.7 “Termination of the Executive’s Employment” shall mean the Executive’s termination of employment with the Corporation and all of its Subsidiaries for any reason, including without limitation the Executive’s resignation or discharge by the Corporation or Subsidiary with which he is employed, with or without cause, other than because of the Executive’s Retirement, death, Early Retirement, or transfer of the Executive to another of the corporations comprising the Corporation and its Subsidiaries.

1.8 “Early Retirement” shall mean the event on which the Executive retires from employment with the Corporation and all of its Subsidiaries prior to the Executive attaining his Retirement Age, which is approved in writing by the Committee.

2. Retirement Age Benefit.

2.1 If and only if there has been no Termination of the Executive’s Employment prior to the Executive attaining his Retirement Age, then, upon the Executive’s Retirement, the Corporation shall pay to the Executive the following:

(a) If the Executive retires upon attaining his Retirement Age, the amount of deferred compensation set forth on Exhibit A shall be paid to the Executive in the total number of monthly payments and in the amount of each monthly payment as set forth on Exhibit A attached hereto.

(b) If the Executive’s Retirement Age is extended by the CEO pursuant to paragraph 1.4 hereof, the total amount of deferred compensation set forth on Exhibit A shall be paid to the Executive following his Retirement Date in equal monthly payments, but the total number of monthly payments set forth on Exhibit A shall be reduced by the number of months that the Executive’s Retirement Age was so extended, and the amount of each monthly payment shall be increased, so that the total amount of deferred compensation set forth on Exhibit A is fully paid at the same time it would have been fully paid pursuant to subparagraph (a) above if the Executive had retired upon attaining his Retirement Age.

The first payment shall be made within thirty (30) days after the Executive’s Retirement Date and each subsequent payment shall be made monthly thereafter.

2.2 If the Executive has the right to receive payments under paragraph 2.1 hereof, but dies before receiving the total number of payments as specified on Exhibit A hereto, the Corporation shall make the balance of such payments at such times as specified herein to such individual (or in such proportions to such individuals) as the Executive has designated in writing to the Committee prior to the Executive’s death, until the total number of such payments has been made. In the event the Executive shall fail to so designate a beneficiary prior to his death, such payments shall be made to the Executive’s surviving spouse, if alive, otherwise to the personal representative of the Executive’s estate.

2.3 If and only if there has been no Termination of the Executive’s Employment prior to the Executive attaining his Retirement Age set forth on Exhibit A hereto, and the Executive dies thereafter but prior to his Retirement, the Corporation shall pay to such individual(s) designated by the Executive, or otherwise as provided in paragraph 2.2 hereof, the total number of monthly payments specified on Exhibit A hereto, the first such payment to be made within thirty (30) days after the date of the Executive’s death and each subsequent payment to be made monthly thereafter.

3. Death Benefit Prior to Retirement Age. If and only if there has been no Termination of the Executive’s Employment prior to his death, in the event the Executive dies prior to attaining his Retirement Age, the Corporation shall pay to such individual(s) designated by the Executive, or otherwise as provided in paragraph 2.2 hereof, the total number of payments as specified on Exhibit A hereto, the first such payment to be made within thirty (30) days after the date of the Executive’s death and each subsequent payment to be made monthly thereafter; provided, however, that the amount of each such monthly payment shall be fifty percent (50%) of the amount otherwise payable as set forth on said Exhibit A.

4. Early Retirement. In the event of the Early Retirement of the Executive, the Executive shall have no right to receive payments under paragraphs 2 or 3 hereof and the Corporation may pay to the Executive such amounts, if any, and on such terms and conditions (in addition to those provided in paragraph 5 hereof) as the Committee in its sole and absolute discretion may determine; provided, however, that the total amount of such benefit payments shall not exceed those which otherwise would have been payable to the Executive if he had been entitled to receive payments under paragraph 2.1 hereof. The Committee in its sole and absolute discretion may commence such payments at any time after the date of such Early Retirement.

5. Certain Conditions.

5.1 The payment of all such benefits by the Corporation pursuant to paragraphs 2.1 or 4 hereof is conditioned upon the Executive from time to time rendering such reasonable business consulting and advisory services to the Corporation or any Subsidiary as the CEO may reasonably deem to be desirable; provided, however, that the Executive shall not be obligated to provide more than eight (8) hours of such services per month during the period benefits are being paid hereunder without additional compensation, and if the Executive is requested to provide more than eight (8) hours of such services per moth, he shall be compensated for such additional hours at the same rate of base salary as he was receiving at the time of his Retirement or Early Retirement. Except to the extent reasonably deemed by the CEO to be necessary for such services, all such services shall be by telephone or otherwise so as not to require the Executive to travel outside of the metropolitan area in which he resides. The failure to perform any such services by reason of the Executive’s illness, disability or death shall not be considered a breach of this Agreement. such services shall not require the Executive to be active in the day-to-day activities of the Corporation or such Subsidiary and it is agreed and understood that the Executive shall perform such services in the capacity of an independent contractor and not as an employee. The Executive shall be reimbursed for all reasonable and necessary expenses incurred by him in connection with rendering such services upon presentation by him of itemized statements therefor.

5.2 Notwithstanding anything contained in this Agreement to the contrary, as liquidated damages, the Executive shall not have any right to received any further payments hereunder and the Corporation shall have no further liability to the Executive or any other person therefor, if during this employment with the Corporation or any Subsidiary or at any time thereafter during the period benefits are being paid hereunder, the Executive commits an act of Disloyalty to the Corporation or any Subsidiary. “Disloyalty” shall include, but shall not be limited to, fraud, theft, embezzlement, disclosures of secret or confidential information of the Corporation or any Subsidiary, violation of any agreement with the Corporation or any Subsidiary concerning secrecy or confidentiality of information or, without the prior written consent of the Committee, the Executive, directly or indirectly, in any manner, requesting, influencing or inducing any employee of the Corporation or any of its Subsidiaries to leave his employment therewith, or, directly or indirectly, being an owner, director, officer, employee, partner or agent of, or in any way associated with, any business which is in any way competitive with any aspect of the business engaged in by the Corporation or any of its Subsidiaries (other than the ownership of one percent (1%) or less of the outstanding stock of a corporation whose stock is listed on a national securities exchange or an over-the-counter stock listed by the National Association of Securities Dealers).

5.3 Notwithstanding that the monthly payments to which the Executive may become entitled hereunder are payable over an extended period of time or anything else contained in this

Agreement to the contrary, no interest of any kind shall be payable with respect to any amounts payable hereunder.

6. No Funding.

6.1 It is understood and agreed that the Corporation’s obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Corporation shall not be obligated under any circumstances to fund its obligations hereunder.

6.2 If the Corporation elects to purchase any insurance covering the life of the Executive, the Corporation shall be the sole owner and beneficiary thereof and the Corporation shall have the absolute right, in its sole discretion, to terminate such life insurance and to exercise all other incidents of ownership.

6.3 At no time shall the Executive or any person acquiring a right to receive payments hereunder be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, including without limitation, any such life insurance policy or any proceeds thereof.

6.4 Any such life insurance policy shall not in any way be considered to be a fund from which the benefits hereunder shall be payable or as security for such payments, but shall be, and remain, a general unpledged, unrestricted asset of the Corporation. Nothing contained herein shall be construed as giving the Executive or any person acquiring a right to receive payments hereunder any greater rights than those of any other unsecured general creditor of the Corporation.

6.5 The Executive hereby agrees to submit to any medical examination, supply such information, and execute such documents as may be required by the insurance company or companies to which the Corporation may from time to time apply for any such insurance. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Corporation elects to purchase insurance on the life of the Executive and any proceeds thereof are reduced or eliminated on account of the Executive’s suicide, misstatements or false application or for any other reason not the fault of the Corporation, the Corporation’s obligations hereunder shall be eliminated or reduced as the Committee in its sole and absolute discretion may determine.

7. Miscellaneous.

7.1 Right to Discharge. Nothing contained in this Agreement shall be construed to be a contract of employment between the parties hereto or as giving the Executive any right to continue in the employ of the Corporation or any Subsidiary, nor shall any provision hereof restrict the right of the Corporation or the Subsidiary with which the Executive is employed to discharge the Executive, with or without cause, regardless of the effect, if any, that such discharge shall have upon the Executive’s right to receive benefits hereunder.

7.2 Right to Other Benefits. Nothing contained in this Agreement shall in any way affect or interfere with the rights of the Employee under any employment contract or to share or participate in the Alberto-Culver Company Employees Profit Sharing Plan or any other profit-sharing, bonus, group life insurance or similar plan in which he may be entitled to share or participate.

7.3 Assignment. Neither the Executive, his spouse, nor any other beneficiary under this Agreement shall have any right to commute, sell, transfer, assign or otherwise convey the right to receive any benefits payable under this Agreement, nor shall any such benefits be subject to the claims of any creditor, any spouse for alimony or support, or other person, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

7.4 Administration. The Committee shall have full power and authority to interpret, construe and administer this Agreement and the payment of benefits hereunder, including authority to determine any dispute or claim with respect thereto, and the Committee’s interpretations and constructions hereof and actions hereunder made in good faith shall be final, binding and conclusive upon the parties and all other persons for all purposes. No member of the Committee shall be liable to any person for any interpretation, construction or action taken or omitted in good faith in connection with this Agreement or the benefits hereunder.

7.5 Withholding Taxes. The Corporation may withhold from any payment made under this Agreement such amount as it may be required to withhold under any federal, state or other law.

7.6 Binding Effect. Subject to the provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, designated beneficiaries, heirs and personal representatives.

7.7 Entire Agreement. This Agreement comprises the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

7.8 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by both parties hereto.

7.9 Headings. The headings of the various sections and paragraphs of this Agreement have been inserted for convenience only, are not part of this Agreement, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

7.10 Waivers. Failure or delay on the part of any of the parties hereto to exercise any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof of any other right, power or privilege.

7.11 Gender and Number. Whenever the context requires or permits, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender or neuter shall be deemed to mean or include any other gender and neuter.

7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The parties hereto hereby irrevocably agree that any legal action or proceeding with respect to this Agreement shall be brought in the courts in the State of Illinois having jurisdiction in the County of Cook or in the courts of the United States of America having jurisdiction in such County, and the parties, for themselves and their successors, assigns, designated beneficiaries, heirs and personal representatives, hereby irrevocably consent and submit to the exclusive jurisdiction of such State and United States courts.

7.13 Effective Date. This Agreement shall not be effective unless and until both parties have executed and delivered same to each other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALBERTO-CULVER COMPANY (“Corporation”)

By:

President

(“Executive”)

EXHIBIT A

TO

KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT

Executive Name	Date of Birth	Retirement Age	Amount of Deferred Compensation	Number of Monthly Payments

ALBERTO-CULVER COMPANY (“Corporation”)

By:

President

(“Executive”)

SCHEDULE TO FORM OF

KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT

Executive Name	Amount of Deferred Compensation	Number of Monthly Payments	Amount of Each Monthly Payment
Leonard H. Lavin	$4,000,000	120	$33,333
Howard B. Bernick	$4,500,000	180	$25,000
Carol L. Bernick	$3,000,000	180	$16,667
Michael H. Renzulli	$2,250,000	180	$12,500
William J. Cernugel	$1,125,000	180	$ 6,250